PLEDGE AND ASSIGNMENT OF MEMBERSHIP INTERESTS

THIS PLEDGE AND ASSIGNMENT OF MEMBERSHIP INTERESTS (as it may be amended, "Pledge") is made as of January 21, 2011 ("Effective Date") by Delta Mechanical Group, LLC, a Delaware limited liability company ("DMG"), Iron Eagle Group, Inc., a Delaware corporation ("Iron Eagle"), with offices located at 61 West 62nd Street, Suite 23F, New York, New York 10023 ( collectively, "Pledgor") to and in favor of Bruce A. Bookbinder ("Pledgee" and "Selling Member") with respect to all of the Pledgor's membership interests ("Pledged Interest") in Sycamore Enterprises LLC, a Rhode Island limited liability company ("Sycamore"). Pledgor and Pledgee are sometimes hereinafter referred to collectively as "Parties."

RECITALS

WHEREAS, Pledgor and Pledgee are parties to a certain Member Interest Purchase Agreement dated of even date herewith ("Purchase Agreement") pursuant to which Pledgee has conveyed all of his Pledged Interest in Sycamore to the Pledgor in consideration for the delivery of a Nine Million ($9,000,000) Dollars promissory note of the Pledgor ("Buyer Note") a copy of which is attached hereto as Exhibit A; and

WHEREAS, as a material inducement for Pledgee to enter into the Purchase Agreement and to accept delivery of the Buyer Note: (i)
Pledgor has agreed to secure its Obligations to Pledgee by pledging to Pledgee and granting to Pledgee a security interest in the Pledged Interest together with the other Collateral; and

WHEREAS, the Pledged Interests were issued to Pledgee pursuant to the terms of an operating agreement dated as of October 28, 2004, a true copy of which is set forth in Exhibit B ("Operating Agreement") and are evidenced by Certificate No. 1, a copy of which is attached hereto as Exhibit C to this Pledge ("Certificate").

NOW, THEREFORE, as a material inducement for Pledgee to enter into the Purchase Agreement and to provide the financing to Pledgor and in further consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Defined Terms. Capitalized terms used in this Pledge and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. The following terms, as used herein, have the meanings set forth below:

   "Business" shall mean the business operation of Company.
   "Code" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of Rhode Island.
   "Company" shall mean Delta Mechanical Contractors, LLC, a Delaware limited liability company and subsidiary of Delta Mechanical Group, LLC, a Delaware limited liability company.
   "Collateral" has the meaning set forth in Section 1(a). "Executives" shall mean Bruce A. Bookbinder and David M. Greenberg as further defined and referred to in the Employment Agreements executed of even date herewith.
   "Event of Default" has the meaning set forth in Section 7(a).

   "General Agreement of Indemnity" shall mean that agreement by and among Selling Member, Company and sureties of Selling Member and Company as it relates to the bonding program of Company.
   "Liabilities" shall mean all debts, duties, liabilities, Contracts, commitments, taxes and other obligations of every kind and character of Company, whether accrued, absolute, contingent or otherwise and whether due or to become due.
   "Material" shall mean to have a material adverse effect on the Company or the Business.
   "Obligations" shall mean (i) the payment by Pledgor of all outstanding Principal and Interest under the Buyer Note.
   "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).
   "Payment Due Date" shall mean the date in which all principal and interest under the Buyer Note shall be paid in full.
   "Pledged Interests" shall mean the Membership Interest of Pledgor in Sycamore as further described in the Purchase Agreement.
   "Purchase Agreement" shall mean the Member Interest Purchase Agreement of even date herewith executed by and among Pledgor and Pledgee.
   "Security Interests" shall mean the security interests granted pursuant to Section 1 hereof.
   "Subsidiary" shall mean any subsidiary of DMG or Iron Eagle. "Transaction" shall mean the purchase and sale of the Membership
Interest as further described in the Purchase Agreement by and among the Parties executed of even date herewith.
   "Transaction Documents" shall mean the Purchase Agreement, Buyer Note, this Pledge and all other documents relating to the Transaction.

Grant of Security Interest; Rights to Collateral. Pledgor, as security for the prompt and complete payment and performance when due of the Obligations, hereby grants to Pledgee, for his benefit, a continuing pledge of and security interest in all right, title and interest of Pledgor in and to (i) the Pledged Interest and any other membership or equity ownership interests of or other securities issued by Pledgee now or hereafter owned by Pledgor, (ii) all payments of principal or interest, distributions, cash and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the interests referred to in clause (i) above, (iii) all rights and privileges of Pledgor with respect to the interests and other property referred to in clauses (i) and (ii) above, and (iv) all proceeds of any of the foregoing (collectively, the "Collateral").

Rights to Collateral. The respective rights of Pledgee in the Collateral, including without limitation, the Pledged Interests, shall be governed by the terms of this Pledge and the Code.
Representations, Warranties and Covenants. Pledgor represents, warrants and covenants as follows:

Binding Obligation. This Pledge constitutes a legally valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

Ownership of Pledged Interests; Amendments to Operating Agreement. The Pledged Interest represents all of the equity membership interests in Sycamore owned by Pledgor conveyed to Pledgor pursuant to the terms of the Purchase Agreement. Subject to the terms of this Pledge, the Pledged Interest is owned, legally and beneficially, by Pledgor and Pledgor holds such Pledged Interest free and clear of any liens or claims of third parties. The Pledgor has not taken any action to amend or restate the Operating Agreement or caused Pledgee or any of its subsidiaries to issue any additional membership interests in Pledgee or any securities convertible into or exchangeable for membership interests in Pledgee. Until the Obligations of Pledgor are paid in full and this Pledge is terminated, Pledgor will not cause or permit Pledgee to issue any additional membership interests in Pledgee or any securities convertible into or exchangeable for membership interests in Pledgee without the express written consent of Pledgee. No effective financing statement or other form of lien notice covering all or any part of or any interest in the Collateral has been filed by Pledgor or any creditor of the Pledgor in any recording office, except those in favor of Pledgee.

(c)	Preservation of Company and Membership Interest. Until the Buyer
Note has been paid in full, Pledgor shall not and will not cause any Subsidiary to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business of Company and Sycamore and shall not in any way disrupt or interfere with operation of the Business or Company by the Executives. Without limiting the generality of the foregoing, Pledgor agrees that it (i) will not (and will not cause or permit any of its Subsidiaries to) (A) issue, sell or otherwise dispose of any of the Pledged Interest, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of the Pledged Interest, declare, set aside, or pay any dividend or make any distribution with respect to the Pledged Interest or capital stock or redeem, purchase, or otherwise acquire any of the Pledged Interest, (B) will not pay any amount to any third party with respect to any Liabilities or obligations (including any costs and expenses the Company has incurred or may incur in connection with this Purchase Agreement and the transactions contemplated hereby) outside the Ordinary Course of Business without the consent of Executives or, (C) otherwise engage in any practice, take any action, or enter into any transaction with respect to the Company without the prior written consent of Executives, and (ii) will
(A) keep available to Pledgee the services of the Company's present officer's, employees, agents and independent contractors, (B) preserve for the benefit of Pledgee the goodwill of Company, its customers, suppliers, landlords and others having business relations with it; and
(C) take any and all actions necessary prior the Payment Due Date as that term is defined in the Buyer Note attached hereto and incorporated herein by reference, to raise financing sufficient to pay the Buyer
Note in full.

Preservation of Business. Pledgor further covenants that until Buyer
Note is paid in full, Pledgor will not interfere with the operation of the Business and Executives shall have full authority to operate the Business and take any and all actions reasonably necessary in the sole discretion of the Executives to operate the Business and maintain the properties unencumbered, including its present operations, physical facilities, working conditions, and relationships with customers, vendors, suppliers, customers, and employees.

Perfection. Upon the execution and delivery of this Pledge and the delivery of the Certificate, endorsed in blank or with an executed assignment attached and based on the financing statement on record with the Secretary of State of the state of Pledgor's incorporation, naming Pledgor as "debtor" and Pledgee as "secured party", Pledgee has a valid, perfected and first priority security interest in the Pledged Interests and the other Collateral, securing the payment and performance of the Obligations, and all filings, registrations, recordings and other actions necessary or desirable to create, perfect and protect the Security Interest related to the Pledged Interests and the other Collateral have been duly taken, and Pledgee is entitled to all of the rights, priorities and benefits afforded by the Code or other relevant law as enacted in any relevant jurisdiction which relates to perfected security interests.

Governmental Authorizations, Consents. Other than filings that are required by the Code with respect to the exercise of the remedies by Pledgee, no authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other person or entity is required either (i) for the grant by Pledgor of the Security Interest or for the execution, delivery or performance of this Pledge by Pledgor; or (ii) for the perfection of or the exercise by Pledgee of its rights and remedies hereunder.

Conflicting Laws and Contracts. Neither the execution and delivery by Pledgor of this Pledge, the creation and perfection of the Security Interest nor compliance by Pledgor with the terms and provisions hereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Pledgor, the organizational documents of the Pledgor or the provisions of any indenture, instrument or agreement to which such Pledgor is a party or subject, to the knowledge of such Pledgor, will conflict with or constitute a default thereunder.

Accurate Information. All information heretofore, herein or hereafter supplied to Pledgee by or on behalf of Pledgor, to the knowledge of Pledgor, with respect to the Pledged Interests and other Collateral is accurate and complete in all respects.

Further Assurances, Covenants.
(a)	Other Documents and Actions.  Pledgor will, from time to time, at its sole expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Pledgee may request, in order to create, perfect and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce their rights and remedies hereunder with respect to the Pledged Interests and other Collateral. Without limiting the generality of the foregoing, Pledgor will (i) execute such instruments, documents or notices, as may be necessary or desirable, or as Pledgee may reasonably request, in order to create, perfect and preserve the security interests granted or purported to be granted hereby; (ii) at any reasonable time, upon demand by Pledgee allow Pledgee or persons designated by Pledgee to examine and make copies of the records of a Pledgor related to the Pledged Interests, and to discuss the Pledged Interests and the records of Pledgor with respect thereto; and (iii) upon Pledgee's request, appear in and defend (with counsel acceptable to Pledgee) any action or proceeding that may affect a Pledgor's title to or the Security Interest. Pledgor also authorizes Pledgee to prepare and file initial financing statements and amendments to any outstanding financing statements or initial financing statements. Pledgor and Pledgee further agree that there is any conflict or inconsistency between the terms of this Pledge and the terms of the Purchase Agreement or other Transactional Documents, the terms of the Pledge shall control so long as it remains in effect, unless such other agreement is executed or consented to by all Parties hereto in writing, and such other agreement expressly amends, modifies or replaces this Pledge.

Protection of Collateral. Pledgor will not do anything to impair the rights of Pledgee in the Collateral or in any way cause an event of default under the General Indemnity Agreement as defined herein.
Taxes and Claims. Pledgor will allow Company to pay when due all income tax, property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Pledged Interests and the other Collateral.

Pledged Interests Information. Pledgor will furnish to Pledgee, from time to time upon request, statements and schedules further identifying and describing the Pledged Interests and other Collateral and such other reports in connection with the Pledged Interests and other Collateral as Pledgee may reasonably request, all in reasonable detail. Pledgor will, promptly upon request, provide to Pledgee all information and evidence it may reasonably request concerning the Pledged Interests to enable Pledgee to enforce the provisions of this Pledge.
Waiver and Cooperation. Pledgor hereby irrevocably waives any and all restrictions on the transfer of the Pledged Interests contemplated hereby whether such restrictions are set forth in the organizational documents or otherwise. Pledgor further covenants and agrees that until the Obligations are indefeasibly paid in full and in cash, Pledgor shall cooperate with Pledgee and shall cause Company to cooperate with the Pledgee to the maximum extent possible in order to permit Pledgee to realize its rights and to perfect its remedies under the Purchase Agreement and all other Transaction Documents. The obligations of Pledgor hereunder shall include, but are not limited to, executing, delivering and filing, and causing Company to execute, deliver and file, after an Event of Default, any and all documentation and applications which may be required by applicable law, including but not limited to the rules and regulations by the UCC, in connection with the sale, exchange or other transfer of Pledged Interests comprising a portion of Pledgee's collateral securing the Obligations to any third party.

	(f)	Pledgee Option. Notwithstanding any other provision hereof
and in lieu of any and all other remedies, in the event the Buyer Note is not been paid in full on or before the Payment Due Date, Pledgee shall have the irrevocable and unconditional right to rescind the Transaction in a manner consistent with the terms of this Pledge
("Pledgee Option"), in which event, the Transaction, including the sale of the Membership Interest shall be deemed to be void ab initio, for all purposes, including but not limited to federal and state income tax purposes, and all of Pledgor's legal and equitable interests in the Membership Interest shall immediately revert to Pledgee, subject to Pledgee's right to extend the Payment Date for a period not to exceed five (5) days from the Payment Due Date. Pledgee's rights hereunder to rescind the Transaction do not require any other action other than to notify the Pledgor that the Transaction has been rescinded consistent with Internal Code Rev. Rul. 80-58.

	(g)	Buyer Option. Buyer shall have a one (1) month period
following the Closing Date in which to conduct additional due diligence regarding the Company and Business ("Due Diligence Period"). If, during the Due Diligence Period, Buyer discovers a Material misrepresentation that is not cured within twenty (20) days from the date in which Buyer notifies Selling Member of same, Buyer shall have the irrevocable and unconditional right to revert the Membership Interest to the Selling Member as if the Membership Interest had not been transferred to Buyer ("Buyer Option"). If Buyer exercises the Buyer Option, the rescission shall be immediately effective and shall automatically terminate the Transaction at which time the Transaction and sale of the Membership Interest shall be deemed to void ab initio, for all purposes, including but not limited to federal and state income tax purposes, and all of Buyer's legal and equitable interests in the Membership Interest shall immediately revert to Selling Member, without the required of any additional action other than delivery of the Buyer Rep Option to Seller.

Voting Rights, Dividends and Interest, etc.

	(a)
(i)	Notwithstanding the provisions of the Operating Agreement, until the Buyer Note has been paid in full, Pledgor hereby acknowledges and agrees that all voting and/or other consensual rights and powers inuring to an owner of the Pledged Interest or any part thereof for any purpose consistent with the terms of this Pledge shall be exercised exclusively by Pledgee as it relates to Pledgor, Sycamore or Company
pursuant to the terms of the Transaction Documents.   Pledgor will not
be entitled to exercise any such right if the result thereof could reasonably be expected to result in an Event of Default or materially and adversely affect Pledgee, the rights inuring to a holder of the Pledged Interests, the rights and remedies of Pledgee under the Transaction Documents or the ability of Pledgee to exercise the same.

(ii)	Pledgor shall execute and deliver to Pledgee, or cause to be executed and delivered to Pledgee, all such proxies, powers of attorney and other instruments as Pledgee may reasonably request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers they are entitled to exercise pursuant to subparagraph (i) above and to receive the cash distributions they are entitled to receive pursuant to subparagraph (iii) below.

(iii)	Pledgor shall not make any distributions, interest payments or principal payments of such Pledged Interest which amounts shall be applied to the Pledgor's Obligations under the Buyer Note, while this Pledge is in effect. All noncash distributions, interest and principal, and all distributions, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Interest, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding interests of the issuer of any Pledged Interests or received in exchange for the Pledged Interest or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by a Pledgor, shall not be commingled by Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of Pledgee and shall be forthwith delivered to Pledgee in the same form as so received (with any necessary endorsement).

	(b)	Upon the occurrence and during the continuance of an Event
of Default and the receipt of notice from Pledgee with respect to the rights set forth above, all rights of Pledgor to distributions, interest or principal that Pledgor authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in Pledgee, which shall have the sole and exclusive right and authority to receive and retain such distributions, interest or principal. All distributions, interest or principal received by Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of Pledgee, shall be segregated from other property or funds of Pledgor and shall be forthwith delivered to Pledgee upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Pledgee pursuant to the provisions of this paragraph (b) shall be retained by Pledgee in an account to be established by Pledgee upon receipt of such money or other property and shall be applied to the Obligations.

	(c)	From and after the irrevocable receipt by Pledgee of the
total outstanding balance under the Buyer Note, all rights of Pledgee to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of Pledgee under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in Pledgor, and Pledgee shall agree in writing that this Pledge has terminated and is of no further force and effect.

	(d)	Pledgor shall be restricted at all times prior to
delivering Principal and Interest to Holder, from distributing any cash from the Membership Interest as that term is defined in the Purchase Agreement, without the prior written consent of Pledgee and David M. Greenberg.

	(e)	Pledgor hereby agrees that during the period from the Date
of Issuance through and including the Payment Due Date, Pledgor shall deliver to Pledgee a monthly summary of the status of Pledgor's efforts regarding equity financing required for the repayment of the Buyer
Note, including financial information or other documentation as reasonably requested by Pledgee.

Pledgee Appointed Attorney-in-Fact. Until the Buyer Note has been paid in full, Pledgor hereby irrevocably appoints Pledgee, effective upon the execution of this Pledge as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, with or without the signature of Pledgor where permitted by law, from time to time in Pledgee's discretion, to take any action and to execute any instrument that Pledgee may deem necessary or advisable to accomplish the purposes of this Pledge including, without limitation:

   - If Pledgor has failed to cooperate, execute, submit and prosecute, in accordance with the terms hereof, the transfer of control of Company shall be immediate and thereafter, Pledgee shall have the power and authority hereunder to execute, submit, attest to and deliver any and all documents and instruments necessary or advisable to permit Pledgee to accomplish the same;

   - To sign and endorse any documents (including without limitation financing or continuation statements, and amendments thereto) necessary or advisable to create, perfect, protect and maintain the perfection and priority of the Security Interest;

   - To pay taxes or discharge taxes liens, levied or placed upon or threatened against the Pledged Interests, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Pledgee in its reasonable discretion, and such payments made by Pledgee due and payable immediately without demand and secured by the Security Interest;

   - To ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of such the Pledged Interests and other Collateral;
To file any claims or take any action or institute any proceedings that Pledgee may deem necessary or desirable for the collection of the Pledged Interests or otherwise to enforce the rights of Pledgee with respect to such Pledged Interests and other Collateral, and Generally to sell, transfer, pledge, exercise any voting rights of Pledgor under the Pledgor's governing documents, make any agreement with respect to or otherwise deal with such the Pledged Interests as fully and completely as though Pledgee were the absolute owner thereof for all purposes.

This power, being coupled with an interest, is irrevocable so long as this Pledge shall remain in force.

Transfers and Other Liens. Pledgor agrees that it will not, without the prior consent of Pledgee:

   - Sell, assign, encumber (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to the Pledged Interests or any portion thereof;

   -  Amend the Operating Agreement in any manner;

   - Create, incur or suffer to exist any lien, encumbrance claim or right of other upon or with respect to the Pledged Interests to secure indebtedness of any person except for the Security Interest created by this Pledge; or

   - Authorize the filing of any initial financing statement naming Pledgor as debtor covering all or any portion of the Pledged Interests, except initial financing statements and financing statements naming Pledgee as secured party.

Events of Default; Remedies.

	(a)	Events of Default. Each of the following shall constitute
an Event of Default hereunder:

		(i)	Payment Default: If Pledgor shall fail to pay the
Buyer Note in full on or before the Payment Due Date.

		(ii)	Performance of Obligations: If Pledgor shall fail,
refuse or neglect to perform and discharge, fully and timely, any of the material non-payment Obligations under the Buyer Note or Purchase Agreement which are not cured by Pledgor without action by a third party within ten (10) days after the earlier of (1) written notice thereof from Pledgee to Pledgor or (2) the date upon which Pledgor had, or, with due diligence should have had, actual knowledge of the Obligations to be performed. The foregoing cure period shall be extended to thirty (30) days, or such greater period as Pledgee may permit in its reasonable discretion, where the cure is not possible without action by a third party and Pledgor are diligently pursing such third party's necessary action.

		(iii)	False Representation.  If any representation,
statement or warranty made by Pledgor with respect to the Transaction Documents or any certificate, affidavit or other instrument executed in connection with the foregoing shall be false or misleading in any material respect as of the date made.

		(iv)	Breach of Covenants.  If the Pledgor is in breach of
any covenant or agreement made by such entity to Pledgee in any of the Transaction Documents and such breach is not cured to the reasonable satisfaction of Pledgee within thirty (30) days following written notice thereof from Pledgee.

		(v)	Dissolution, Change or Encumbrance of Ownership.  (a)
If Pledgor shall dissolve, terminate or liquidate, or merge with or be consolidated into any other entity, or shall attempt to do any of the same or (b) if Pledgor shall amend or modify, in a manner which would adversely affect Pledgee, its articles of incorporation, bylaws, articles or partnership, certificate of formation or organization, operating agreement or other charter or enabling documents, and Pledgee has not given its prior written consent to such amendments or modifications.

		(vi)	Voluntary Bankruptcy: If Pledgor shall (a)
voluntarily be adjudicated as bankrupt or insolvent, (b) file any petition or commence any case or proceeding under any provision or chapter of the Federal Bankruptcy Code or any other federal or state law relating to its or his insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (c) make a general assignment for the benefit of its or his creditors, (d) have an order for relief entered under the Federal Bankruptcy Code with respect to it or him, (e) convene a meeting of its or his creditors, or any class thereof, for the purpose of effecting a moratorium upon or extension or composition of its or his debts, (f) fail generally to pay its or his debts as they mature, (g) admit in writing that it or he is unable to pay its or his debts as they mature, or (h) become insolvent.

		(vii)	Involuntary Bankruptcy: If (a) a petition is filed or
any case or proceeding described in Section 8(a)(vi) above is commenced against Pledgor or against the assets of any such persons or entities, unless such petition and the case or proceeding initiated thereby is dismissed within sixty (60) days from the date of the filing, (b) an answer is filed by Pledgor admitting the allegations of any such petition, or (c) a court of competent jurisdiction enters an order, judgment or decree appointing a custodian, trustee, agent or receiver for Pledgor or any part of its or their property or authorizing the taking possession by a custodian, trustee, agent or receiver of Pledgor or any part of their respective property unless such appointment is vacated or dismissed or such possession is terminated within ninety
(90) days from the date of such appointment or commencement of such possession but not later than five (5) days before the proposed sale of any assets of Pledgor, other than in the ordinary course of the business of Pledgor.

		(viii)	Change in Financial Condition: If Pledgee
reasonably determines that the likelihood of payment of the Buyer Note is threatened by reason of a material adverse change in the financial condition or credit standing of Pledgor.

	(b) Remedies. If, other than non payment of the Buyer Note, any Event of Default shall have occurred and be continuing, Pledgee may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code and also may with twenty (20) days notice except as specified below, immediately rescind the transaction contemplated by the Purchase Agreement and/or transfer, sell or otherwise dispose of the Collateral or any part thereof in one or more units at public or private sale, at any of Pledgee's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Pledgee may deem commercially reasonable. Pledgor agrees that, to the extent notice of rescission, sale, or transfer of Pledged Interests shall be required, twenty (20) days notice to Pledgor of the time and place of the rescission, transfer or sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of any Collateral, if permitted by law, Pledgee may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Pledgee. Pledgee shall not be obligated to make any sale of any Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Pledgor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. If the Buyer Note has not been paid on or before the Payment Due Date, Pledgee may exercise its rights under the Pledge
Option as set forth in Section 4 (f) of this Pledge. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Pledge are not performed in accordance with their specific terms or otherwise breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Pledge and to enforce specifically this Pledge and the terms and provisions hereof in any action instituted in any court of competent jurisdiction.

(c) Books and Records. Upon the occurrence and continuance of an Event of Default, Pledgee or its agents or attorneys shall have the right to take possession of Pledgor's original books and records relating to the Collateral and to use all of the information contained therein in any manner Pledgee deems appropriate.

(d) Pledgor acknowledges and agrees that a breach of any of the covenants contained in Sections 3(a), 3(b), 4(a), 4(d), 4(e) 7 and 8 hereof will cause irreparable injury to Pledgee and that Pledgee has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Pledgee to seek and obtain specific performance of other obligations of Pledgor contained in this Pledge, that the covenants of the Pledgor contained in the Sections referred to in this Section shall be specifically enforceable against Pledgor.

Limitation on Duty of Pledgee with Respect to Pledged Interests. Beyond the safe custody thereof, Pledgee shall have no duty with respect to the Collateral in its control (or in the control of any agent) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its control if the Collateral is accorded treatment substantially equal to that which Pledgee accords its own property.

Expenses. Pledgee agrees to pay any and all expenses of protecting, appraising, handling and maintaining the Collateral of Pledgor, all costs, fees and expenses of perfecting and maintaining the Security Interest granted by Pledgor, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on the Collateral of Pledgor. If Pledgee fails to promptly pay any portion of the above expenses when due or to perform any other obligation of Pledgor under this Pledge, Pledgor may, at its option, but shall not be required to, pay or perform the same, and Pledgee agrees to reimburse Pledgor therefore on demand. All sums so paid or incurred by Pledgor for any of the foregoing in respect of a Pledgee, any and all other sums for which Pledgee may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Pledgor in enforcing or protecting the Security Interest granted by Pledgee or any of Pledgor's rights or remedies under this Pledge in respect of Pledgor shall be payable on demand, shall bear interest until paid at the default rate under the Purchase Agreement, and shall be secured by the Collateral of Pledgor. Pledgor further agrees that in the event the Buyer Note is not funded and Selling Member exercises its Pledgee Option, Buyer shall reimburse Company for the cost incurred in connection with the Transaction in an amount not to exceed One Hundred Seventy-Five Thousand ($175,000.00) Dollars which shall be accrued until the Buyer receives adequate funding.

Notice of Claims. Pledgor shall promptly notify Pledgee in writing of any claim, proceeding or action pending or threatened against Pledgor or the Collateral which could reasonably be expected to have a material adverse effect upon Pledgee or the ability of Pledgor to pay and perform the Obligations.

Termination of Security Interest, Release of Pledged Interest. Upon the indefeasible payment in full in cash of the Buyer Note, all rights to the Collateral, including the Pledged Interest shall revert to Pledgor. Upon such termination of the Security Interests or release of the Collateral, Pledgee will, at the expense of Pledgor, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence the termination of the Security Interests or the release of the Collateral, as the case may be, including without limitation, delivery of the Certificate and any executed transfer powers to Pledgor.

Notices. All notices given in connection herewith shall be sent to Pledgee or Pledgor in the manner provided in the Purchase Agreement. Waivers; Applicable Law. None of the terms or provisions of this Pledge may be waived, altered, modified or amended except by an instrument in writing, duly executed by Pledgor and Pledgee. This Pledge and all obligations of the parties hereunder shall be binding upon the successors and assigns of Pledgor and Pledgee and shall, together with the rights and remedies of Pledgee hereunder, inure to the benefit of Pledgee for its benefit.

THIS PLEDGE SHALL CONSTITUTE A SEALED INSTRUMENT, AND SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES OR THOSE OF ANY OTHER JURISDICTION. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND CONVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS PLEDGE OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRCT OR OTHERWISE. THIS PLEDGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISIONS OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Pledge shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Pledge.

Headings. Section and subsection headings in this Pledge are included herein for convenience of reference only and shall not constitute a part of this Pledge for any other purpose or be given any substantive effect.

Separate Legal Counsel. Each of the Parties acknowledges that it has had the opportunity to be represented by separate legal counsel in connection with the negotiation, execution and delivery of this Pledge, has read and understands this Pledge and has signed and delivered the same with the intent to be legally bound hereby.

Counterparts; Signatures. This Pledge may be signed in any number of counterparts, each of which shall constitute an original and all of which shall constitute one and the same instrument. The parties hereto and any third parties may rely upon machine copies of signatures to this Pledge to the same extent as manually signed original signatures.

IN WITNESS WHEREOF, Pledgor and Pledgee have executed this Pledge as of the Effective Date first above written.

WITNESS:

PLEDGOR:

Delta Mechanical Group, LLC

By:	  /s/Joseph M. LoCurto
Name:	  Joseph M. LoCurto
Title:  Chairman of Iron Eagle, Inc.

Iron Eagle Group, Inc.

By:	  /s/Joseph M. LoCurto
Name:	  Joseph M. LoCurto
Title:  Chairman of Iron Eagle, Inc.

PLEDGEE:

/s/Bruce A. Bookbinder
----------------------
Bruce A. Bookbinder

                             EXHIBIT A

                            BUYER NOTE

This Note has not been registered under the Securities Act of 1933 (the "Securities Act"), or under the provisions of any applicable state securities laws, but has been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Securities Act, and under any applicable state securities laws. This
Note is secured by a Pledge of Membership Interest in Sycamore Enterprises LLC, a Rhode Island limited liability company.

January 21, 2011
$9,000,000.00

                      SECURED TERM NOTE

FOR VALUE RECEIVED, IRON EAGLE GROUP, INC, a Delaware corporation ("Iron Eagle") and its wholly owned subsidiary Delta Mechanical Group, LLC, a Delaware limited liability company ("Obligor"), with offices located at 61 West 62nd Street, Suite 23F, New York, New York 10023, hereby promise, jointly and severally, to pay to Bruce A. Bookbinder, a resident of 105 Stubble Brook Road, West Greenwich, Rhode Island 02817, as the Selling Member under the Member Interest Purchase Agreement dated as of January 21, 2011 ("Purchase Agreement"), or order ("Holder"), the principal sum of Nine Million ($9,000,000.00) Dollars ("Principal"), together with interest, in arrears, from the date hereof on the unpaid principal balance from time to time outstanding hereunder, as hereinafter provided. The date of issuance of this Secured Term Note ("Note") is January 21, 2011 ("Date of Issuance"). All Principal and Interest due hereunder shall be paid on or before the Payment Due Date as hereinafter defined.

This Note shall bear interest on the outstanding Principal balance at the annual rate of five (5%) percent or, One Hundred Seventy Thousand ($170,000) Dollars ("Interest"). All Principal and Interest shall be due and payable on the earlier to occur: (i) date funds have been received from Obligor's investment banking firm to be obtained through proposed equity financing; or (ii) June 2, 2011 ("Payment Due Date"). Payment of the Principal and Interest in the amount of Nine Million One Hundred Seventy Thousand ($9,170,000.00) Dollars shall be paid to Holder in immediately available funds by wire transfer on or before the Payment Due Date.

This Note evidences a portion of the Purchase Price for the Membership Interest purchased by Buyer from Holder and is secured by a Pledge and Assignment of Membership Interest ("Pledge") executed by and between Obligor and Holder of even date herewith, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, and further described in the Purchase Agreement. Interest shall be deemed earned by Holder upon execution of this Note and shall be payable in full on the Payment Due Date. Obligor may at any time or, from time to time, make a voluntary prepayment of the Principal of this Note, whether in full or in part, without premium or penalty. The terms of the Purchase Agreement are hereinafter sometimes referred to as the "Transaction."

In the event that Obligor fails to make payments of Principal or Interest on or before the Payment Due Date, Holder shall have the immediate right, in Holder's sole discretion, upon written notice to Obligor to: (i) extend the Payment Due Date for a period not to exceed five (5) days; or
(ii) immediately pursue its rights under the Pledge. In the event Holder elects to pursue its rights under the Pledge, Obligor shall immediately comply with the terms of the Pledge. All payments due hereunder, including Principal reductions, Interest payments and Costs must be received by 5:00 P.M. Eastern Standard Time to be effective on that day. All payments made after 5:00 P.M. Eastern Standard Time shall be deemed late and be applied the next business day.

In the event of an involuntary or voluntary bankruptcy of the Obligor, all obligations to pay Principal and Interest under this Note, together with all obligations under the Pledge shall remain in full force and effect.

This Note shall be construed and enforced in accordance with the laws of the State of Delaware, except as may be pre-empted by federal law.

The undersigned and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and non-payment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

The occurrence of any one or more of the following events shall constitute a default ("Event of Default") hereunder:

	(i)	Nonpayment of the Principal or Interest due under this Note
on or before the Principal Payment Due Date (no prior demand therefore being necessary);

	(ii)	Nonpayment by Obligor of any other sum payable under this
Note or any other document;

	(iii)	Nonperformance or nonobservance by Obligor or its
subsidiaries of any of the other covenants, agreements, or conditions of this Note, the Purchase Agreement, the Pledge or any other document;

	(iv)	The occurrence of any default or breach by Obligor under
the Purchase Agreement, the Pledge, or any other document which would entitle Holder to exercise any of its remedies thereunder;

	(v)	Obligor becomes insolvent or the subject of any bankruptcy
proceeding; or

(vi)	There is a material adverse change in Obligor's financial
condition; or

	(vii)	There is a Change of Control of Buyer, as such term is
defined in the Pledge.


Holder's delay or failure to exercise any options hereunder shall not constitute a waiver of the right to exercise same at any time thereafter or in the event of any subsequent default or Event of Default. No waiver by Holder of any right or remedy shall be effective unless in writing and signed by Holder, and no such waiver, on one occasion, shall be construed as a waiver on any other occasion.

Obligor further agrees that any and all fees described herein are reasonable and necessary and shall be due even in the event of bankruptcy.

Obligor agrees to maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis and to permit Holder to examine and audit Obligor's books and records at all reasonable times. All financial reports required to be provided under this Note shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Obligor as being true and correct.

None of the terms or provisions of this Note may be waived, altered, modified or amended except by an instrument in writing, duly executed by Obligor and Holder. This Note and all obligations of the parties hereunder shall be binding upon the successors and assigns of Obligor and Holder and shall, together with the rights and remedies of Holder hereunder, inure to the benefit of Pledgee for its benefit.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND CONVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS PLEDGE OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRCT OR OTHERWISE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISIONS OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

In any controversy or claim adjudicated before a court of law, the parties mutually agree to waive the right of trial by jury as to such controversy or claim.

This Note shall be binding upon the undersigned and its successors. Any notice, demand or communication in respect of this Note shall be validly given, or made on, the undersigned if in writing and delivered or sent by registered mail, postage prepaid, addressed to the undersigned at the address set forth above or any subsequent business address of the undersigned. If any term or provision of this Note or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

         	IN WITNESS WHEREOF, Obligor has executed this Note as of the 21st day of January, 2011.

         WITNESS:

By:
Name:
Title:

         OBLIGOR:

         Iron Eagle Group, Inc.

By:	  /s/Joseph M. LoCurto
Name:	  Joseph M. LoCurto
Title:  Chairman of Iron Eagle, Inc.

         Delta Mechanical Group, LLC

By:	  /s/Joseph M. LoCurto
Name:	  Joseph M. LoCurto
Title:  Chairman of Iron Eagle, Inc.

                            EXHIBIT A
                             PLEDGE

                            EXHIBIT B
                    OPERATING AGREEMENT OF SYCAMORE

                  OPERATING AGREEMENT
                          OF
                 Sycamore Enterprises LLC
         a Rhode Island limited liability company

                       ARTICLE I
                       FORMATION

	1.01	Formation. Sycamore Enterprises LLC ("Company") has been
formed as a limited liability company on October 28, 2004 pursuant to and in accordance with the Rhode Island Limited Liability Company Act, as amended and in effect from time to time ("Act").

                       ARTICLE II
                           THE COMPANY

	2.01	Name.	The name of this limited liability company is
Sycamore Enterprises LLC.

	2.02	Purpose. The purposes for which the Company is organized
are to engage in any lawful business activity for which limited liability companies may be organized under the Act.

	2.03	Offices.  The registered office of the Company in the State
of Rhode Island shall be the office of the initial registered agent named in the Articles of Organization ("Articles") or such other office (which need not be a place of business of the Company) as the Board of Directors or Members may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Rhode Island shall be the initial registered agent named in the Articles or such other person or persons as the Board of Directors or Members may designate from time to time in the manner provided by law. The principal office of the Company shall be such place as the Board of Directors or Members shall designate from time to time.

	2.04	Term.  The Company shall continue in existence perpetually,
unless the Company is earlier dissolved in accordance with this Agreement and/or the Act.

                     ARTICLE III
                  MEMBERS AND MEETINGS

	3.01	Annual Meetings.  The annual meeting of the Member(s) shall
be held at such date, time and place, as may be designated by the Board of Directors or Member(s), or by an officer designated by the Board of Directors or Member(s); provided, however, that each annual meeting shall be held on a date within thirteen (13) months after the date of the preceding annual meeting.

	3.02	Special Meetings.  Special meetings of Members may be
called at anytime, for any purpose or purposes, by the Members, Board of Directors, an officer designated by the Board of Directors or

Member(s), or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such Meetings.

	3.03	Place of Meetings.  Annual and special meetings of the
Member(s) shall be held at such place, either within or outside the State of Rhode Island, as the Board of Directors or Member(s) may, from time to time, designate.

	3.04	Notice of Meetings. No notice shall be required for regular
meetings for which the time and place have been fixed. Notice shall be given to each Member of any meeting of the Members. The notice shall be in such form and provided at such time as the Board of Directors, Member(s), or such other person with authority hereunder to call the meeting determines to be appropriate. Notice need not be given to any Member who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a Member at a meeting of Members shall constitute waiver of notice of such meeting, except when the Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written waiver of notice.

	3.05	Adjournments.  The Member(s) may adjourn any meeting of the
Members, annual or special, by majority vote of the Members present in person or by proxy at such meeting. Such adjournment may be to the same or some other place. Notice need not be given of the next meeting scheduled after the adjournment if the time and place of such adjourned meeting is announced at the meeting at which the adjournment occurs. If the time and place of the next meeting is not announced at the meeting at which the adjournment occurs, notice of the next meeting shall be given as required under Section 3.04. At the adjourned meeting, the Member(s) may transact any business that might have been transacted at the original meeting.

	3.06	Quorum. The holders of a majority of the units of
membership interest shall constitute a quorum at a meeting of Members for the transaction of any business. The Member(s) may adjourn a meeting despite the absence of a quorum.

	3.07	Organization. Meetings of Members shall be presided over by
the Chairman of the Board, if any, or in his absence by the Vice
Chairman of the Board, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

	3.08	Voting; Proxies. Each unit of membership interest shall
entitle the holder thereof to one (1) vote. Each Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if it is coupled with an interest sufficient in law to support an irrevocable power. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the secretary of the Company an instrument in writing revoking the proxy, or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary. Voting at meetings of Members need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of a majority of the units of membership interest which are present in person or by proxy at such meeting. Unless otherwise provided at the meeting, by law, or by this Agreement, all actions shall be authorized by a majority of the units of membership interest.

	3.09	Fixing Date for Determination of Members of Record. In
order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or to express consent to Company action without a meeting, or for the purpose of any other lawful action, the Board of Directors may fix a record date. If no record date is fixed: (i) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining Members entitled to express consent to Company action in writing without a meeting shall be the date on which the first written consent is signed; and (iii) the record date for determining Members for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating to such business. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

	3.10	Action by Consent of the Members. Any action required or
permitted to be taken at a meeting of the Members under this Agreement, or by law, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing setting forth the action so taken shall be signed by the Member(s) having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

	3.11	Telephonic Meetings Permitted. All Members may participate
in a meeting of Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Agreement shall constitute presence in person at such meeting.

                       ARTICLE IV
                   BOARD OF DIRECTORS

	4.01	Functions Definitions. Subject to any limitation imposed by
the Member(s), the business and affairs of the Company shall be managed by and under the direction of the Board of Directors. The Board of Directors shall have the authority to fix the compensation of the officers.

	4.02	Number; Qualifications. A director need not be a Member, a
citizen of the United States, or a resident of the State of Rhode
Island. Pursuant to this Agreement, the Board of Directors shall consist of one or more persons. The number of directors shall be established by, and may be increased or decreased from time to time, action of the Members.

	4.03	Election, Resignation, Removal; Vacancies. The Members
shall elect the directors. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Company. The Members, at any time, may remove any director or the entire Board of Directors, with or without cause. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by the Members or by a majority of the remaining directors of the Board of Directors, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

	4.04	Regular Meetings. Regular meetings of the Board of
Directors may be held at such date, time and place, as may be designated by the Board of Directors, the Member(s), or a person designated by the Board of Directors or the Member(s).

	4.05	Special Meetings. Special meetings of the Board of
Directors may be held at such date, time and place as designated by the by the Board of Directors, the Member(s), or a person designated by the Board of Directors or the Member(s).

	4.06	Organization. Meetings of the Board of Directors shall be
presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence, by a chairman chosen at the meeting.
The Secretary shall act as secretary of the meeting, but in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

	4.07	Telephonic Meetings Permitted. All members of the Board of
Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Agreement shall constitute presence in person at such meeting.

	4.08	Notice of Meetings. No notice shall be required for regular
meetings for which the time and place have been fixed. Notice shall be given to each director or member of any committee of directors of any special meeting or other meeting for which the time and place have not been fixed. The notice shall be in such form and provided at such time as the Board of Directors, the Member(s), or a person designated by the Board of Directors or the Member(s) determines to be appropriate.
Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time for the meeting stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice.

	4.09	 Quorum; Vote Required for Action. A majority of the
whole Board of Directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. The vote of the majority of the directors present at a meeting at which a quorum is present shall constitute the action of the Board.

	4.10	Written Consent in Lieu of Meeting. On any matter
required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, the Board of Directors may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the directors having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all directors entitled to vote thereon were present and voted.

	4.11	Committees. The Board of Directors may, by resolution
passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors and such other persons as the Board of Directors may designate. The Board of Directors may designate one or more directors as alternate board members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The board member or members thereof present at any meeting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified board member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the corporation to be affixed to all papers which may require it.

	4.12	Conduct of Meetings. The Member(s) or Board of Directors
may adopt such rules and regulations for the conduct of the meeting of the Board of Directors as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Member(s) or Board of Directors, the chairman of any meeting of the Board of Directors shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of the Board of Directors shall not be required to be held in accordance with the rules of parliamentary procedure.

	4.13	Powers and Duties of Directors. The directors shall ensure
that the policies and directives of the Member(s) are carried out and shall have such authority and perform such duties as the Member(s) may, from time to time, delegate to them. No director shall have the authority to sell, transfer or assign any interest in the Company, or any of its subsidiaries, or to enter into any loan, lease or other agreement with respect to real property, capital improvements, joint ventures or the acquisition of any interest in any business, sell, pledge or encumber any assets of the Company, or create or enter into any form of indebtedness by or on behalf of the Company or any of its subsidiaries, unless such director has been specifically authorized to do so in writing by the Member(s).

                            ARTICLE V
                            OFFICERS

	5.01	Officers; Qualifications; Term of Office; Resignation;
Removal; Vacancies. The Board of Directors may, from time to time, designate one or more persons to be officers of the Company and assign titles to particular officers. An officer may be, but no officer need be, a citizen of the United States, a resident of the State of Rhode Island, a Member or on the Board of Directors. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed. Any officer may resign at any time upon written notice to the Company. The Board of Directors may remove any officer, without prior notice, and with or without cause. Any vacancy in any office may be filled by the Board of Directors. Any number of offices may be held by the same person. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

	5.02	Powers and Duties of Officers. Officers shall ensure that
the policies and directives of the Board of Directors are carried out and shall have such authority and perform such duties as the Board of Directors may, from time to time, delegate to them, including, subject to any limitation imposed by the Board of Directors, or except as otherwise provided in this Section 5.02, the authority to enter into contracts, open bank accounts, and make and obtain commitments on behalf of the Company to conduct or further the Company's business. Unless otherwise provided by any policy directive adopted by the Board of Directors, or except as otherwise provided in this Section 5.02, or unless the Board of Directors decides otherwise, if the title assigned to an officer is one commonly used for officers of a business corporation formed under the Rhode Island Business Corporation Act, the assignment of such title shall constitute the delegation to such officer of the authorities and duties that are normally associated with that office, subject to any specific delegation of authority and duties or limitations adopted by the Board of Directors. No officer shall have the authority to sell, transfer or assign any interest in the Company, or any of its subsidiaries, or to enter into any loan, lease or other agreement with respect to real property, capital improvements, joint ventures or the acquisition of any interest in any business, sell, pledge or encumber any assets of the Company, or create or enter into any form of indebtedness by or on behalf of the Company or any of its subsidiaries, unless such officer has been specifically authorized to do so in writing by the Member(s).

                         ARTICLE VI
                   ADMISSION OF NEW MEMBERS

	6.01	New Members. The Member(s) may admit a new member on
whatever terms the Member(s) see fit, with respect to newly issued membership interests.

                       ARTICLE VII
                    BOOKS AND RECORDS

	7.01	Maintenance and Accounting Method. The Board of Directors
shall cause to be kept full and accurate accounts of the transactions of the Company in proper books of account in accordance with generally accepted accounting procedures. The books and records of the Company shall be kept and financial statements based thereon shall be prepared on an accrual basis. The books arid records of the Company shall be maintained at the principal place of business of the Company and shall be available for reasonable inspection and examination by the Members or their duly authorized agents or representatives.

                        ARTICLE VIII
                   IDENTIFICATION OF MEMBERS

	8.01	Members. The name and address of the Member(s) of the
Company is Bruce A. Bookbinder, 44 Wilclar Street, Warwick, Rhode
Island 02886.

                       ARTICLE IX
                      DISSOLUTION

	9.01	Dissolution Upon the Occurrence of Special Events. Subject
to the provisions of Section 7-16-39 et seq. of the Act, the occurrence of any of the following events or conditions will cause the Company to dissolve automatically:

	(a)	upon the written consent of the Member(s);

	(b)	upon the death, retirement, resignation, expulsion,
bankruptcy or dissolution of all the Member(s), or the occurrence of any other event that terminates the continued membership of the all Members

(other than a sale or transfer of all or any part of that Member's interest in accordance with this Agreement) specified in this Agreement; or

	(c)	upon the entry of a decree of judicial dissolution pursuant
to Section 7-16-40 of the Act.

                        ARTICLE X
                      DISTRIBUTIONS

	10.01	Interim Distributions. Subject only to retention of
necessary working capital, as determined in the sole judgment of the Board of Directors, all net profits from the operations of the Company shall be distributed to the Members at such time and based on such criteria as the Board of Directors deems appropriate in its discretion.

	10.02	Winding-Up Distributions. The Company may make winding-up
distributions of property to its Member(s) according to each Member's percentage of membership interest, as stated in the books and records of the Company at the time of distribution, pursuant to section 7-16-45 and section 7-16-46 of the Act.

                            ARTICLE XI
                    INDEMNIFICATION

	11.01	Indemnification, Standard. The Company, to the full extent
permitted, and in the manner required by the laws of the State of Rhode Island, as in effect at the time of the adoption of this Article XI, or as the same may be amended from time to time, shall indemnify any person (and the heirs and legal representatives of such person) who is made or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, (other than any action, suit or proceeding by or in right of the Company or any of its Affiliates) whether in nature civil, criminal, administrative or investigative, by reason of the fact that he, she or it, is or was a member, shareholder, director or officer, against judgments, fines, penalties, amounts paid in settlement and expenses (including reasonable attorneys fees and court costs), reasonably incurred in connection with such action, suit or proceeding or any appeal therein; provided, however, that no such indemnification shall be made if (i) a judgment or other final adjudication adverse to such person establishes that such person s acts were committed in bad faith or were the result of active or deliberate dishonesty; or (ii) such person personally gained, in fact, a financial profit or other advantage to which such person was not legally entitled; (iii) such person's acts were in violation of Company policies which the Member(s) have determined should be exempted from indemnification; and provided further, that no such indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action, suit or proceeding unless the Company has given its prior consent to such settlement or other disposition. For purposes of this Section 11.01, "Affiliate" shall mean with respect to any entity or individual, the stockholders, subsidiaries, officers, directors, members and partners of such entity or individual and any other entity or individual which directly or indirectly controls, is controlled by, or is under common control with such entity or individual.

	11.02	Discretionary Indemnification of Others. Nothing in this
Article XI limits the ability of the Members to cause the Company to indemnify any person or entity not described in this Article XI pursuant to, and to the extent described in, an agreement authorized by an act of the Member(s).

	11.03	Insurance. The Company may purchase and maintain insurance
on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the Company would have been required to indemnify the person against the liability under the provisions of this Article XI.

                         ARTICLE XII
                        MISCELLANEOUS

	12.01	Fiscal Year. The fiscal year of the Company shall be
determined by resolution of the Board of Directors.

	12.02	Seal. The Company seal shall have the name of the Company
inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

	12.03	Interested Directors; Quorum.  No contract or transaction
between the Company and one or more of its directors or officers, or between the Company and any other corporation, company, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members; or (ii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Members.

	12.04 Severability. The invalidity of unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

	12.05	Governing Law. This Agreement and the rights of the parties
hereunder shall be interpreted in accordance with the laws of the State of Rhode Island, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

                        ARTICLE XIII
                     MEMBERSHIP INTERESTS

	13.01	Membership Certificates. Every holder of a unit of
membership interest in the Company shall be entitled to have a certificate signed by, or in the name of, the Company by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or any other officer of the Company, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company certifying the unit(s) of membership interest owned by him, her or it in the Company. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Any restrictions on the transfer or registration or transfer of any unit(s) of membership interests shall be noted conspicuously on the certificate representing such Membership Interest.

	13.02	Lost, Stolen or Destroyed Membership Certificate; Issuance
of New Certificates. The Company may issue a new certificate of unit of membership interest in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Company an affidavit of loss and a bond and other assurances sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.




                              EXHIBIT C
              CERTIFICATE EVIDENCING PLEDGED INTERESTS

     Number           Formed Under the Laws of
                       State of Rhode Island

                     Sycamore Enterprises, LLC
               Authorized Capital 100 Membership Units

This Certifies that Bruce A Bookbinder is the owner of One Hundred
(100) Membership Units of the above named Limited Liability Company transferable on the books of the Limited Liability Company by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. The transfer of this Limited Liability Company interest is subject to restrictions set forth in the Limited Liability Company Operating Agreement, and the transfer of the related membership rights may be effected only upon the unanimous consent of members or compliance with any procedure provided in the Operating Agreement.

In Witness Whereof, the said Limited Liability Company has caused this Certificate to be executed on its behalf by its duly authorized manager(s), member(s), officers, or agents this 28th day of October A.D.
2004

SEAL     /s/______________________       /s/_______________________
         President                       Treasurer



30
{P0092758 V 10}

{P0092758 V 10}